Exhibit T3C

BLOCKFI LENDING LLC

TO

ANKURA TRUST COMPANY, LLC

Trustee

Indenture

Dated as of [        ], 2022

BlockFi Interest Accounts

Certain Sections of this Indenture relating to Sections 310 through 318, inclusive,

of the Trust Indenture Act of 1939:

Trust Indenture Act Section	Indenture Section
§ 310(a)(1)	509
(a)(2)	509
(a)(3)	Not Applicable
(a)(4)	Not Applicable
(b)	508
510
§ 311(a)	513
(b)	513
§ 312(a)	601
602(a)
(b)	602(b)
(c)	602(c)
§ 313(a)	603(a)
(b)	603(a)
(c)	603(a)
(d)	603(a)
§ 314(a)	604
(a)(4)	101
904
(b)	Not Applicable
(c)(1)	102
(c)(2)	102
(c)(3)	Not Applicable
(d)	Not Applicable
(e)	102
§ 315(a)	501
(b)	502
(c)	501
(d)	501
(e)	414
§ 316(a)	101
(a)(1)(A)	402
412
(a)(1)(B)	413
(a)(2)	Not Applicable
(b)	408
(c)	104
§ 317(a)(1)	403
(a)(2)	404

Trust Indenture Act Section	Indenture Section
(b)	903
§ 318(a)	107

Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

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ARTICLE NINE

COVENANTS
SECTION 901.	Payment of Principal and Interest.	30
SECTION 902.	Maintenance of Office or Agency.	30
SECTION 903.	Money for Payments to Be Held in Trust.	31
SECTION 904.	Statement by Officers as to Default.	31
SECTION 905.	Existence.	31
SECTION 906.	No Further Transfers.	31

ARTICLE TEN

MISCELLANEOUS PROVISIONS
SECTION 1001.	Consent to Jurisdiction.	31
SECTION 1002.	Indenture and Accounts Solely Company Obligations.	32
SECTION 1003.	Execution in Counterparts.	33
SECTION 1004.	Waiver of Jury Trial.	33
SECTION 1005.	Force Majeure.	33
SECTION 1006.	Patriot Act.	34

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INDENTURE, dated as of [         ], 2022, between BlockFi Lending LLC, a limited liability company duly organized and existing under the laws of the State of Delaware (herein called the “Company”), having its principal office at 201 Montgomery Street, Suite 263, Jersey City, New Jersey 07302, and ANKURA TRUST COMPANY, LLC, a New Hampshire chartered trust company, as Trustee (herein called the “Trustee”).

RECITALS OF THE COMPANY

The Company has duly authorized the execution and delivery of this Indenture with respect to the operation of its BlockFi Interest Account product, which allows Holders to earn interest on supported digital assets (herein called the “Accounts”, and each, an “Account”).

All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the entering into of the Accounts by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Accounts, as follows:

ARTICLE ONE

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 101. Definitions.

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1)    the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(2)    all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein

(3)    all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles, and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted at the date of such computation;

(4)    unless the context otherwise requires, any reference to an “Article” or a “Section” refers to an Article or a Section, as the case may be, of this Indenture;

(5)    the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(6)     the word “or” is not exclusive; and

(7)     whenever the term “including” (whether or not that term is followed by the phrase “but not limited to” or “without limitation” or words of similar effect) is used in this Indenture in connection with a listing of items within a particular classification, that listing shall be interpreted to be illustrative only and shall not be interpreted as a limitation on, or exclusive listing of, the items within that classification.

“Accounts” has the meaning stated in the first recital of this Indenture.

“Act” , when used with respect to any Holder, has the meaning specified in Section 104.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Board” means either the board of directors or managers of the Company or any duly authorized committee of that board, or if there is no such board, the members of the Company.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“books and records of the Company” means electronic records maintained from time to time by or on behalf of the Company for purposes of the Accounts and this Indenture.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the City of New York, New York, or Jersey City, New Jersey, are authorized or obligated by law or executive order to close.

“Commission” means the Securities and Exchange Commission, from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

“Company Request” or “Company Order” means a written request or order signed in the name of the Company by its Chairman of the Board, its Vice Chairman of the Board, its President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

“Corporate Trust Office” means the principal corporate trust office of the Trustee at which at any particular time its corporate trust business shall be administered, which, as of the date of this Indenture is 140 Sherman Street, 4th Floor, Fairfield, CT 06824, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company.

“corporation” means a corporation, association, company, joint-stock company or business trust.

“Electronic Means” shall mean the following communications methods: email, secure electronic transmission containing applicable authorization codes, passwords or authentication keys issued by the relevant party, including web-based communication methods, or another method or system specified by that party as available for use in connection with communications hereunder. For the avoidance of doubt, communications by Electronic Means shall constitute “written” communications for the purposes of this Indenture.

“Event of Default” has the meaning specified in Section 401.

“Exchange Act” means the Securities Exchange Act of 1934 and any statute successor thereto, in each case as amended from time to time.

“Funding Amount” has the meaning specified in Section 507(3).

“Holder” means a Person reflected as the owner of such Account in the books and records of the Company. For the avoidance of doubt, the term “Holder”, as used herein, refers solely to Persons residing in the United States.

“Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively.

“Interest Account Terms”, with respect to any Account, has the meaning specified in Section 201.

“Officers’ Certificate” means a certificate signed by the Chairman of the Board, a Vice Chairman of the Board, the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Company, and delivered to the Trustee. One of the officers signing an Officers’ Certificate given pursuant to Section 904 shall be the principal executive, financial or accounting officer of the Company.

“Opinion of Counsel” means a written opinion of counsel, who may be counsel for the Company, and who shall be reasonably acceptable to the Trustee.

“Outstanding”, when used with respect to the Accounts, means, as of the date of determination, all Accounts then reflected on the books and records of the Company as having been opened and then holding assets; provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Accounts have given, made or taken any request, demand, authorization, direction, notice, consent, waiver or other action hereunder as of any date, Accounts owned by the Company or any other obligor upon the Accounts or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Accounts which the Trustee knows to be so owned shall be so disregarded.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Platform” has the meaning specified in Section 106(2).

“principal” , when used at any time with respect to an Account, means the aggregate amount of digital assets then held in such Account, on the books and records of the Company; provided that such amount, when used with respect to a majority or other percentage of principal of the Accounts, shall be expressed in U.S. dollars, based on the applicable conversion rates published on [                ] (or any successor page or, if a successor page is unavailable, a page of any comparable provider showing such conversion rates, as determined by the Company) as of the date of determination.

“Responsible Officer”, when used with respect to the Trustee, means the chairman or any vice chairman of the board of directors, the chairman or any vice chairman of the executive committee of the board of directors, the chairman of the trust committee, the president, any director, any senior director, any managing director, any senior managing director, any vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller or any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and who, in each case, shall have direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“Securities Act” means the Securities Act of 1933 and any statute successor thereto, in each case as amended from time to time.

“Trust Indenture Act” means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, “Trustee” as used with respect to the Accounts shall mean the Trustee with respect to such Accounts.

“U.S. dollars” means the lawful currency of the United States.

“Vice President” , when used with respect to the Company, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president”.

SECTION 102. Compliance Certificates and Opinions.

Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the

Trustee such certificates and opinions as may be required under the Trust Indenture Act. Each such certificate or opinion shall be given in the form of an Officers’ Certificate, if to be given by officers of the Company, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the Trust Indenture Act and any other requirements set forth in this Indenture.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (except for certificates provided for in Section 904) shall include

(1)    a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(2)    a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)    a statement that, in the opinion of each such individual, such individual has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)    a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

SECTION 103. Form of Documents Delivered to Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 104. Acts of Holders.

Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to and received by the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 501) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

The Company may, in the circumstances permitted by the Trust Indenture Act, fix any day as the record date for the purpose of determining the Holders entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action, or to vote on any action, authorized or permitted to be given or taken by Holders. If not set by the Company prior to the first solicitation of a Holder made by any Person in respect of any such action, or, in the case of any such vote, prior to such vote, the record date for any such action or vote shall be the 30th day (or, if later, the date of the most recent list of Holders required to be provided pursuant to Section 601) prior to such first solicitation or vote, as the case may be. With regard to any record date, only the Holders on such date (or their duly designated proxies) shall be entitled to give or take, or vote on, the relevant action.

For the purposes of this Indenture, the ownership of Accounts shall be proved by the books and records of the Company.

SECTION 105. Notices, Etc., to Trustee and Company.

Any notice or demand that by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders on the Company shall be deemed to have been sufficiently given or made, for all purposes if given or served to the Company by email at: [                ], by any other Electronic Means, using such contact information as may have previously been provided to the Trustee or Holders, as the case may be, by the Company, or by mail addressed (until another address is filed by the Company with the Trustee) to [                ].

Any notice, direction, request or demand hereunder to or upon the Trustee shall be given to the Trustee by mail addressed to the Trustee at its Corporate Trust Office with copies to:

[                ]

The Trustee shall have the right to accept and act upon notices, directions, requests or demands given pursuant to this Indenture and delivered using Electronic Means. The Company shall provide to the Trustee an incumbency certificate listing officers with the authority to provide such notices, directions, requests or demands (“Authorized Persons”) and containing specimen signatures of such Authorized Persons, which incumbency certificate shall be amended by the Company whenever a person is to be added or deleted from the listing. The Company shall be responsible for ensuring that only Authorized Persons transmit such notice, direction, request or demand to the Trustee and all Authorized Persons are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords or authentication keys upon receipt by the Company. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such notice, direction, request or demand notwithstanding such notices, directions, requests or demands conflict or are inconsistent with a subsequent written notice, direction, request or demand. The Company understands and agrees that the Trustee cannot, and is not required to, determine the identity of the actual sender of such notice, direction, request or demand and that the Trustee shall conclusively presume that notices, directions, requests or demands that purport to have been sent by an Authorized Person listed on the incumbency certificate provided to the Trustee have been sent by such Authorized Person. The Company agrees, other than, in each case, with respect to gross negligence or willful misconduct on the part of the Trustee arising out of or in connection with any such actions taken or omitted: (i) to assume all risks arising out of the submission of any notice, direction, request or demand to the Trustee, including without limitation the risk of the Trustee acting on any unauthorized notice, direction, request or demand, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting such notice, direction, request or demand to the Trustee and that there may be more secure methods of transmitting such notice, direction, request or demand than the method(s) selected by the Company; (iii) that the security procedures (if any) to be followed in connection with its transmission of any notice, direction, request or demand provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Trustee immediately upon learning of any compromise or unauthorized use of any such security procedures.

SECTION 106. Notice to Holders; Waiver.

Where this Indenture provides for notice or information to Holders of any event, such notice or information shall be sufficiently given if given either:

(1)    by Electronic Means or by mail using such contact information as may have previously been provided to the Company by the Holders as such information appears in the books and records of the Company not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to any Holder is given using such Holder’s contact information provided by such Holder to the Company in connection with the entry into an Account (and not subsequently updated by such Holder by notice to the Company), neither the failure to give such notice, nor any defect in any notice so given to any particular Holder shall affect the sufficiency of such notice with respect to other Holders;

(2)    if delivered by the Trustee to the Holders, notwithstanding anything herein to the contrary, electronically by posting such information (and upon the posting of such information, each Holder shall be deemed to have received such information or notice) on DebtDomain, IntraLinks, Syndtrak or another similar electronic system that is maintained by or on behalf of the Trustee (the “Platform”). The Company covenants that it shall provide each Holder with sufficient information to access the Platform. The Platform is provided “as is” and “as available.” The Trustee does not warrant the adequacy of the Platform and expressly disclaims liability for errors or omissions in the information and notices posted to the Platform. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by the Trustee in connection with the Platform or any information posted on the Platform. In no event shall the Trustee have any liability to the Company, any Holder or any other Person for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Trustee’s transmission of communications through the Platform or the information posted on the Platform.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee in writing, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

Where this Indenture provides for notice of any event, condition or other matter by the Trustee to Holders, the Company shall, at the written request of the Trustee, promptly provide such notice on the Trustee’s behalf.

SECTION 107. Conflict with Trust Indenture Act.

If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act which is required under such Act to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act which may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

SECTION 108. Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 109. Successors and Assigns.

All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

SECTION 110. Separability Clause.

In case any provision in this Indenture or in the Accounts shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 111. Benefits of Indenture.

Nothing in this Indenture, in the Accounts or in the Interest Account Terms, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 112. Governing Law.

This Indenture shall be governed by and construed in accordance with the law of the State of New York.

ARTICLE TWO

THE ACCOUNTS

SECTION 201. Title and Terms.

The aggregate principal amount of the Accounts is unlimited.

Each Account shall bear interest at such rates as shall be posted from time to time by the Company on its website, and shall have such other terms and conditions posted by the Company on its website relating to such Account (such terms and conditions, the “Interest Account Terms”) or as otherwise agreed with the relevant Holder; provided that the rates of interest payable on the Accounts for the period from, and including, March 1, 2022 to, but excluding, the next reset date, shall be as set forth on Schedule A hereto, which Schedule is incorporated into this Indenture; provided, further, that in connection with any future reset of rates of interest payable on the Accounts, the Company shall file with the books and records of the Company and transmit to the Trustee, in advance of such reset taking effect, a further Schedule to this Indenture, in substantially similar form and setting forth such new rates, whereupon such further Schedule shall be deemed to be incorporated in this Indenture, effective as of the date of such transmission. For the avoidance of doubt, to the extent a new rate is not set forth on such Schedule with respect to an Account, the rate of interest for that Account remains unchanged for the applicable reset period.

The Company will make on its own behalf all payments of principal and interest due in respect of all Accounts, and will serve as the registrar of the Accounts, maintaining books and records of the Company reflecting all of the Accounts, and the respective amounts of principal and interest owing in respect thereof. The Company will provide the Trustee with access to information about such payments and Account balances as provided in Section 601.

If an Event of Default occurs and is continuing, the Trustee may request that the Company promptly enter into an agency agreement with a registrar or paying agent other than the Company, such registrar or paying agent to be subject to the Trustee’s prior written consent, which shall not unreasonably be withheld. Any such agreement shall implement the applicable terms of the Trust Indenture Act that are incorporated into this Indenture. Any such agent so appointed hereunder shall be entitled to the benefits of this Indenture as though a party hereto. The Company shall, when any such agent is appointed, promptly notify the Trustee of the name and address of such agent.

Subject to the provisions of the Trust Indenture Act, the Company may from time to time modify, change or amend the terms of any Account, in the Company’s sole discretion.

SECTION 202. Notification of Changes.

Whenever the Company shall make a modification, change or amendment to the Interest Account Terms, or any other terms and conditions of the Accounts, the Company will promptly notify the Trustee of such action.

ARTICLE THREE

SATISFACTION AND DISCHARGE

SECTION 301. Satisfaction and Discharge of Indenture.

This Indenture shall upon Company Request cease to be of further effect (except as to any surviving rights herein expressly provided for), and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

(1)    the Company has paid and discharged all amounts then owing in respect of all Accounts then Outstanding;

(2)    the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

(3)    the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 507 shall survive.

ARTICLE FOUR

REMEDIES

SECTION 401. Events of Default.

“Event of Default”, wherever used herein with respect to an Account, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), except, in each case, as otherwise provided in the Interest Account Terms then applicable to such Account:

(1)    default in the payment of any interest upon one or more Accounts when due and payable, which default relates to Accounts holding 5% or more of the aggregate principal amount of all of the Accounts then Outstanding, and continuance of such default for a period of five Business Days; or

(2)    default in the performance, or breach, of the Company’s obligation to redeem all or a portion of the digital assets then held in one or more Accounts upon request (in each case subject to the satisfaction of any information requests, redemption limits, delivery periods and other requirements then applicable to such Account), which default or breach relates to Accounts holding 5% or more of the aggregate principal amount of all of the Accounts then Outstanding, and continuance of such default or breach for a period of five Business Days; or

(3)    the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

(4)    the commencement by the Company of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action.

SECTION 402. Repayment of Accounts if Event of Default Occurs; Rescission and Annulment.

If an Event of Default (other than an Event of Default specified in Section 401(3) or 401(4)) occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Accounts may declare the principal amount of all the Accounts to be due and payable immediately, by a notice in writing to the Company (and, if given by Holders to the Company, the Company shall promptly notify the Trustee in writing of its receipt of such notice), and upon any such declaration, the principal amount of all the Accounts shall become immediately due and payable. If an Event of Default specified in Section 401(3) or 401(4) occurs, the principal amount of all the Accounts shall automatically, and without any declaration or other action on the part of the Trustee or any Holder, become immediately due and payable.

At any time after such a declaration of repayment has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Accounts, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if

(1)    the Company has paid or deposited with or as directed by the Trustee a sum sufficient to pay

(A)    all overdue interest on all Accounts,

(B)    the principal of any Accounts which have become payable otherwise than by such declaration of repayment and interest thereon at the respective rates prescribed in respect of such Accounts,

(C)    to the extent that payment of such interest is lawful, interest upon overdue interest at the respective rates then applicable in respect of all amounts of principal in such Accounts, and

(D)    any sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any indemnification payments and other amounts payable to the Trustee by the Company;

and

(2)    all Events of Default, other than the non-payment of the principal of Accounts which have become due solely by such declaration of repayment, have been cured or waived as provided in Section 413.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

SECTION 403. Suits for Enforcement by Trustee.

If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

SECTION 404. Trustee May File Proofs of Claim.

In case of any judicial proceeding relative to the Company (or any other obligor upon the Accounts), its property or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under this Indenture and the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same, and in the event that the Trustee collects or receives any property other than U.S. dollars (including amounts of any digital assets), the Trustee:

(1)    may request that the Company or any agents and advisors as the Trustee may deem advisable, assist in connection with and make such distributions;

(2)    shall be authorized to sell or exchange such property for U.S. dollars and distribute the same, and in connection therewith, to retain such agents and advisors as it may deem advisable to assist in connection with such sale or exchange;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents, advisors and counsel, and any indemnification payments and other amounts due the Trustee under Section 507. The Trustee may conclusively rely on the records of the Company in determining the entitlement of each Holder to moneys or other property payable or deliverable on account of the claims of the Holders.

No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Accounts or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors’ or other similar committee.

SECTION 405. Trustee May Enforce Claims Without Possession or Control of Accounts.

All rights of action and claims under this Indenture or the Accounts may be prosecuted and enforced by the Trustee without the possession or control of any of the Accounts or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any indemnification payments and other amounts due the Trustee under Section 507, be for the ratable benefit of the Holders of the Accounts in respect of which such judgment has been recovered.

SECTION 406. Application of Money Collected.

Any money or other property collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money or other property on account of principal or interest, the books and records of the Company shall be adjusted to reflect such payment:

FIRST: To the payment of all amounts due the Trustee under Section 507;

SECOND: To the payment of the amounts then due and unpaid for principal of and interest on the Accounts in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Accounts for principal and interest, respectively; and

THIRD: to the Company or to such party as a court of competent jurisdiction shall direct.

SECTION 407. Limitation on Suits.

No Holder of any Account shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

(1)    such Holder has previously given written notice to the Trustee of a continuing Event of Default;

(2)    the Holders of not less than 25% in principal amount of the Outstanding Accounts shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(3)    such Holder or Holders have offered to the Trustee indemnity reasonably acceptable to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

(4)    the Trustee for 90 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(5)    no direction inconsistent with such written request has been given to the Trustee during such 90-day period by the Holders of a majority in principal amount of the Outstanding Accounts;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders.

SECTION 408. Unconditional Right of Holders to Receive Principal and Interest

Notwithstanding any other provision in this Indenture (other than Section 507), the Holder of any Account shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest on such Account on the respective due dates applicable to such Account and, subject to Section 407, to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

SECTION 409. Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

SECTION 410. Rights and Remedies Cumulative.

No right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 411. Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Account to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 412. Control by Holders.

The Holders of a majority in principal amount of the Outstanding Accounts shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, provided that the Trustee may refuse to follow any direction that

(1)    conflicts with any rule of law or with this Indenture,

(2)    the Trustee determines may be unduly prejudicial to the rights of other Holders, or

(3)    may involve the Trustee in personal liability.

The Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

SECTION 413. Waiver of Past Defaults.

The Holders of not less than a majority in principal amount of the Outstanding Accounts may on behalf of the Holders of all the Accounts waive any past default hereunder and its consequences, except a default

(1)    in the payment of the principal of or interest on any Account, or

(2)    in respect of a covenant or provision hereof which under the Trust Indenture Act cannot be modified or amended without the consent of the Holder of each Outstanding Account affected.

Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

SECTION 414. Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess costs against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act; provided, that neither this Section nor the Trust Indenture Act shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Company.

SECTION 415. Waiver of Stay or Extension Laws.

The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE FIVE

THE TRUSTEE

SECTION 501. Certain Duties and Responsibilities.

(a)    The duties and responsibilities of the Trustee shall be as provided by the Trust Indenture Act.

(b)    Except during the continuance of an Event of Default:

(i)    the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)    in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c)    The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i)    this paragraph does not limit the effect of paragraphs (b) or (d) of this Section 501;

(ii)    the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii)    the Trustee shall not be liable with respect to any action it takes or omits to take in accordance with a direction received by it pursuant to Section 412 hereof.

(d)    No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(e)    Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

SECTION 502. Notice of Defaults.

If a default occurs hereunder and is known to the Trustee pursuant to Section 503(6), the Trustee shall give the Holders notice of any default hereunder as and to the extent provided by the Trust Indenture Act. For the purpose of this Section, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default.

SECTION 503. Certain Rights of Trustee.

Subject to the provisions of Section 501:

(1)    the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(2)    any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board may be sufficiently evidenced by a Board Resolution;

(3)    whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers’ Certificate;

(4)    the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(5)    the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(6)    the Trustee shall not be deemed to have notice of any default or Event of Default unless a Responsible Officer of the Trustee has received actual written notice of any default or Event of Default at the Corporate Trust Office, and such notice references the Accounts and this Indenture;

(7)    the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

(8)    the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(9)    The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture and/or the Trust Indenture Act or for any action it takes or omits to take without negligence or willful misconduct; and

(10)    In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

SECTION 504. Not Responsible for Recitals or Issuance of Accounts.

The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Accounts. The Trustee shall not be accountable for the use or application by the Company of Accounts or the proceeds thereof.

SECTION 505. May Hold Accounts.

The Trustee or any agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Accounts and, subject to Sections 508 and 513, may otherwise deal with the Company and any Affiliate of the Company with the same rights it would have if it were not Trustee or such agent.

SECTION 506. Money Held in Trust.

Money held by the Trustee in trust hereunder need not be segregated from other funds held by the Trustee except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

SECTION 507. Compensation and Reimbursement.

The Company agrees to and shall:

(1)     pay to the Trustee such compensation as shall be agreed to in writing from time to time between the Company and the Trustee for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(2)    promptly reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or willful misconduct; and

(3)    indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

To secure the Company’s payment and indemnification obligations under this Indenture, the Trustee shall have a lien prior to the Accounts on all, or any right to payment of, money, digital assets or other property held, collected or distributed by or on behalf of the Company, the Trustee, any paying agent, registrar, transfer agent, or any other Person acting in similar capacity. Such lien shall survive the satisfaction and discharge of this Indenture or the resignation or removal of the Trustee. To further secure the Company’s payment and indemnification obligations under this Indenture, within thirty (30) days of the date of this Indenture (or, if such day is not a Business Day, the immediately succeeding Business Day), the Company shall establish and fund a standby letter of credit in an amount not less than $750,000 (the “Funding Amount”), in form and substance reasonably acceptable to the Trustee, which shall provide that upon a default by the Company to comply with any of its payment or indemnification obligations under this Indenture, the Trustee shall have a right to demand payment from the issuing institution with respect to the amount subject to such default; provided that, if, as a result of any such demand by the Trustee, the balance available under such standby letter of credit is less than the Funding Amount, the Company shall, within fifteen (15) days thereafter (or, if such day is not a Business Day, the immediately succeeding Business Day), replenish the balance available under such standby letter of credit to be no less than the Funding Amount.

When the Trustee incurs expenses or renders services after an Event of Default specified in clause (3) or (4) of Section 401 hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any bankruptcy law.

The obligations of the Company under this Section 507 shall survive the resignation or removal of the Trustee, and the satisfaction and discharge of this Indenture, or rejection or termination under (a) Title 11 of the U.S. Code (as may be amended from time to time), (b) any other law of the United States (or any political subdivision thereof) or New York (or any political subdivision thereof)), or (c) the laws of any other relevant jurisdiction or any political subdivision thereof relating to bankruptcy, insolvency, receivership, winding up, liquidation, reorganization or relief of debtors.

SECTION 508. Disqualification; Conflicting Interests.

If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

SECTION 509. Corporate Trustee Required; Eligibility.

There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

SECTION 510. Resignation and Removal; Appointment of Successor.

No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 511.

The Trustee may resign at any time by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

The Trustee may be removed at any time by Act of the Holders of a majority in principal amount of the Outstanding Accounts, delivered to the Trustee and to the Company.

If at any time:

(1)    the Trustee shall fail to comply with Section 508 after written request therefor by the Company or by any Holder who has been a bona fide Holder of an Account for at least six months, or

(2)    the Trustee shall cease to be eligible under Section 509 and shall fail to resign after written request therefor by the Company or by any such Holder, or

(3)    the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (A) the Company by a Board Resolution may remove the Trustee, or (B) subject to Section 414, any Holder who has been a bona fide Holder of an Account for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Accounts delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of an Account for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to all Holders in the manner provided in Section 106. Each notice shall include the name of the successor Trustee and the email address of its Corporate Trust Office.

SECTION 511. Acceptance of Appointment by Successor.

Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts. Notwithstanding the replacement of the Trustee pursuant to this Section 511, the Company’s obligations under Section 507 hereof shall continue for the benefit of the retiring Trustee.

No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article, including Section 509.

SECTION 512. Merger, Conversion, Consolidation or Succession to Business.

Any entity into which the Trustee may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any entity succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such entity shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

SECTION 513. Preferential Collection of Claims Against Company.

If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Accounts), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

ARTICLE SIX

HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND COMPANY

SECTION 601. Company to Furnish Trustee Names and Addresses of Holders; Account Information.

The Company will furnish or cause to be furnished to the Trustee

(1)    semi-annually, no later than June 30 and December 31 of each year, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of the preceding June 15 or December 15;

(2)    at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, (i) a list of similar form and content or (ii) the information made available to the Trustee pursuant to clause (3) of this Section 601 and an Officers’ Certificate stating that such information accurately represents the information reflected on the books and records of the Company, in each case as of a date not more than 15 days prior to the time such list is furnished; and

(3)     for so long as Accounts remain Outstanding under this Indenture, electronic access, at any time and from time to time, to records maintained at the Company, containing the name, mailing address, email address and tax residency information of each Holder (exactly as such information appears in each Account’s registration), the applicable interest payment dates and the dates and amounts of interest paid by the Company to such Account for the immediately preceding twelve months (by crypto currency), the principal amounts in respect of such Account then Outstanding (by crypto currency), the amount of accrued but unpaid interest (by crypto currency), the terms then applicable to such Account, including applicable interest rate.

SECTION 602. Preservation of Information; Communications to Holders.

The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 601. The Trustee may destroy any list furnished to it as provided in Section 601 upon receipt of a new list so furnished.

The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Accounts, and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act.

Every Holder of Accounts, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

SECTION 603. Reports by Trustee.

The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.

SECTION 604. Reports by Company.

The Company shall file with the Trustee and the Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act; provided that any such information, documents or reports filed electronically with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be deemed filed with, and delivered to, the Trustee at the same time as filed with the Commission.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and shall not constitute a representation or warranty as to the accuracy or completeness of the reports, information or documents. The Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to conclusively rely exclusively on Officer’s Certificates).

ARTICLE SEVEN

CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

SECTION 701. Company May Consolidate, Etc., Only on Certain Terms.

The Company shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and the Company shall not permit any Person to consolidate with or merge into the Company or convey, transfer or lease its properties and assets substantially as an entirety to the Company, unless:

(1)    in case the Company shall consolidate with or merge into another Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, the Person formed by such consolidation or into which the

Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety shall be a corporation, partnership or trust, shall be organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of and interest on all the Accounts and the performance or observance of every covenant of this Indenture on the part of the Company to be performed or observed;

(2)    immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and

(3)    the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

SECTION 702. Successor Substituted.

Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety in accordance with Section 701, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Accounts.

ARTICLE EIGHT

SUPPLEMENTAL INDENTURES

SECTION 801. Supplemental Indentures.

Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any purpose, subject to the provisions of the Trust Indenture Act.

The Company shall promptly publish a notice of the entry into any such supplemental indenture on its website; provided that neither the failure to publish such notice, nor any defect in such notice, shall affect the validity of such supplemental indenture.

SECTION 802. Execution of Supplemental Indentures.

In executing, or accepting the additional trusts created by, any supplemental indenture permitted by the Trust Indenture Act or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 501) shall be fully protected in relying upon, an Opinion of Counsel and an Officers’ Certificate stating, in addition to the matters set forth in Section 102, that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties, liabilities or immunities under this Indenture or otherwise.

SECTION 803. Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Accounts theretofore or thereafter delivered hereunder shall be bound thereby.

SECTION 804. Conformity with Trust Indenture Act.

Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act.

ARTICLE NINE

COVENANTS

SECTION 901. Payment of Principal and Interest.

The Company will duly and punctually pay the principal of and interest on the Accounts in accordance with the terms thereof, as the same may be in effect from time to time.

SECTION 902. Maintenance of Office or Agency.

The Company will maintain in the United States an office or agency where notices and demands to or upon the Company in respect of the Accounts and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. As of the date of this Indenture, such location is the physical address set out in Section 105. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such notices and demands.

SECTION 903. Money for Payments to Be Held in Trust.

The Company shall, on or before each due date of the principal of or interest on any of the Accounts, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

SECTION 904. Statement by Officers as to Default.

The Company will deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof, an Officers’ Certificate, stating whether or not to the best knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

SECTION 905. Existence.

Subject to Article Seven, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if the Board shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders.

SECTION 906. No Further Transfers.

Notwithstanding anything to the contrary herein, the Company shall not offer Accounts to new customers in the United States or accept further investments or funds in the Accounts by current Holders.

ARTICLE TEN

MISCELLANEOUS PROVISIONS

SECTION 1001. Consent to Jurisdiction.

The Company irrevocably consents and agrees, for the benefit of the Holders and the Trustee, that any legal action, suit or proceeding against it with respect to obligations, liabilities or any other matter arising out of or in connection with this Indenture may be brought in the courts of the State of New York or the courts of the

United States located in the Borough of Manhattan, New York City, New York and, until amounts due and to become due in respect of the Accounts have been paid, hereby irrevocably consents and submits to the non-exclusive jurisdiction of each such court in personam, generally and unconditionally with respect to any action, suit or proceeding for itself in respect of its properties, assets and revenues.

The Company irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Indenture brought in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, New York City, New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

Nothing in this Section shall affect the right of the Trustee or any Holder to serve process in any manner permitted by law or limit the right of the Trustee to bring proceedings against the Company in the courts of any jurisdiction or jurisdictions.

SECTION 1002. Indenture and Accounts Solely Company Obligations.

No recourse under or upon any obligation, covenant or agreement of this Indenture, any supplemental indenture, or of any Account, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, member, officer or director, as such, past, present or future, of the Company or of any successor company, either directly or through the Company, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Indenture and the obligations under the Accounts are solely corporate obligations, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, member, officers or directors, as such, of the Company or of any successor company, or any of them, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or any of the Accounts or implied therefrom; and that any and all such personal liability, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, member, officer or director, as such, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Accounts or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and such Accounts.

SECTION 1003. Execution in Counterparts.

This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Indenture or any document to be signed in connection with this Indenture shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, including, without limitation, DocuSign and Adobe Sign) or other transmission method or electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and any counterpart so delivered shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

SECTION 1004. Waiver of Jury Trial.

EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE TRANSACTION CONTEMPLATED HEREBY.

SECTION 1005. Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, epidemics, pandemics, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

SECTION 1006. Patriot Act.

The parties hereto acknowledge that in accordance with the Customer Identification Program (CIP) requirements under the USA PATRIOT Act and its implementing regulations, the Trustee in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties hereby agree that they shall provide the Trustee with such information as it may request including, but not limited to, each party’s name, physical address, tax identification number and other information that will help the Trustee identify and verify each party’s identity such as organizational documents, certificate of good standing, license to do business, or other pertinent identifying information.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the day and year first above written.

BLOCKFI LENDING LLC

By:
Name:
Title:

ANKURA TRUST COMPANY, LLC, as Trustee

By:
Name:
Title:

[Signature Page to Indenture]

Schedule A

The rates of interest payable on the Accounts for the period from, and including, March 1, 2022 to, but excluding, the next reset date, shall be as follows:

Non-USDT Stablecoin Updates (USDC, GUSD, PAX, DAI, BUSD)

CURRENCY	NEW AMOUNT	NEW APY*	FORMER AMOUNT	FORMER APY*
Tier 1	Up to 20,000	8%	Up to 20,000	8.75%
Tier 2	>20,000 -10 Million	7%	>20,000 and above	7.75%
Tier 3	>10 Million and above	5.50%	N/A	N/A

USDT Updates

CURRENCY	NEW AMOUNT	NEW APY*	FORMER AMOUNT	FORMER APY*
Tier 1 USDT	Up to 20,000	8%	Up to 20,000	9.25%
Tier 2 USDT	>20,000 -10 Million	7%	>20,000 and above	8.25%
Tier 3 USDT	>10 Million and above	5.50%	N/A	N/A

For the avoidance of doubt, to the extent a new rate is not set forth on this Schedule with respect to an Account, the rate of interest for that Account remains unchanged for the applicable reset period.